Exhibit 4.1


                           HOME BANCORP OF ELGIN, INC.

                             1997 STOCK OPTION PLAN









                            -------------------------









                            Adopted January 16, 1997
                         Effective as of April 17, 1997
                      Incorporating Amendments No. 1 and 2



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                                TABLE OF CONTENTS

                                                                            Page

                                Article I Purpose
   Section 1.1    General Purpose of the Plan..................................1

                             Article II Definitions
   Section 2.1    Association..................................................1
   Section 2.2    Board........................................................1
   Section 2.3    Change in Control............................................1
   Section 2.4    Code.........................................................2
   Section 2.5    Committee....................................................2
   Section 2.6    Company......................................................2
   Section 2.7    Disability...................................................2
   Section 2.8    Disinterested Board Member...................................3
   Section 2.9    Effective Date...............................................3
   Section 2.10   Eligible Director............................................3
   Section 2.11   Eligible Employee............................................3
   Section 2.12   Employer.....................................................3
   Section 2.13   Exchange Act.................................................3
   Section 2.14   Exercise Price...............................................3
   Section 2.15   Fair Market Value............................................3
   Section 2.16   Family Member................................................4
   Section 2.17   Incentive Stock Option.......................................4
   Section 2.18   Non-Profit Organization......................................4
   Section 2.19   Non-Qualified Stock Option...................................4
   Section 2.20   Option.......................................................4
   Section 2.21   Option Period................................................4
   Section 2.22   OTS Regulations..............................................4
   Section 2.23   Person.......................................................4
   Section 2.24   Plan.........................................................4
   Section 2.25   Retirement...................................................4
   Section 2.26   Share........................................................4
   Section 2.27   Termination for Cause........................................5

                          Article III Available Shares
   Section 3.1    Available Shares.............................................5

                            Article IV Administration
   Section 4.1    Committee....................................................6
   Section 4.2    Committee Action.............................................6
   Section 4.3    Committee Responsibilities...................................6

                 Article V Stock Options For Eligible Directors
   Section 5.1    In General...................................................7

                                      (i)
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   Section 5.2    Exercise Price...............................................7
   Section 5.3    Option Period................................................7

                 Article VI Stock Options For Eligible Employees
   Section 6.1    Size of Option...............................................9
   Section 6.2    Grant of Options.............................................9
   Section 6.3    Exercise Price...............................................9
   Section 6.4    Option Period...............................................10
   Section 6.5    Required Regulatory Provisions..............................10
   Section 6.6    Additional Restrictions on Incentive Stock Options..........12

                        Article VII Options - In General
   Section 7.1    Method of Exercise..........................................13
   Section 7.2    Limitations on Options......................................14

                     Article VIII Amendment And Termination
   Section 8.1    Termination.................................................15
   Section 8.2    Amendment...................................................15
   Section 8.3    Adjustment in the Event of a Business Reorganization........15

                            Article IX Miscellaneous
   Section 9.1    Status as an Employee Benefit Plan..........................16
   Section 9.2    No Right to Continued Employment............................16
   Section 9.3    Construction of Language....................................17
   Section 9.4    Governing Law...............................................17
   Section 9.5    Headings....................................................17
   Section 9.6    Non-Alienation of Benefits..................................17
   Section 9.7    Taxes.......................................................17
   Section 9.8    Approval of Shareholders....................................17
   Section 9.9    Notices.....................................................18

                                      (ii)

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                           HOME BANCORP OF ELGIN, INC.

                                    ARTICLE I
                                     PURPOSE

       Section 1.1 General Purpose of the Plan.

       The purpose of the Plan is to promote the growth and profitability of Home Bancorp of Elgin, Inc., to provide eligible directors, certain key officers and employees of Home Bancorp of Elgin, Inc. and its affiliates with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in Home Bancorp of Elgin, Inc.

                                   ARTICLE II
                                   DEFINITIONS

       The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

       Section 2.1 Association means Home Federal Savings and Loan Association of Elgin, a federally chartered savings institution, and any successor thereto.

       Section 2.2 Board means the board of directors of the Company.

       Section 2.3 Change in Control means any of the following events:

              (a) the occurrence of any event upon which any "person" (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan maintained for the benefit of employees of the Company; (B) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (C) any group constituting a person in which employees of the Company are substantial members, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities issued by the Company representing 25% or more of the combined voting power of all of the Company's then outstanding securities; or

              (b) the occurrence of any event upon which the individuals who on the date the Plan is adopted are members of the Board, together with individuals whose election by the Board or nomination for election by the Company's stockholders was approved by the affirmative vote of at least two-thirds of the members of the Board then in office who were either members of the Board on the date this Plan is adopted or whose nomination or election was previously so approved, cease for any reason to constitute a majority of the members of the

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                                      -2-

Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

              (c) the shareholders of the Company approve either:

                     (i) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation following which both of the following conditions are satisfied:

                            (A) either (I) the members of the Board of the Company immediately prior to such merger or consolidation constitute at least a majority of the members of the governing body of the institution resulting from such merger or consolidation; or (II) the shareholders of the Company own securities of the institution resulting from such merger or consolidation representing 80% or more of the combined voting power of all such securities of the resulting institution then outstanding in substantially the same proportions as their ownership of voting securities of the Company immediately before such merger or consolidation; and

                            (B) the entity  which  results  from such  merger or
                     consolidation expressly agrees in writing to assume and perform the Company's obligations under the Plan; or

                     (ii) a plan of  complete  liquidation  of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets; and

              (d) any event that would be  described in section  2.3(a),  (b) or
       (c) if "the Association" were substituted for "the Company" therein.

       Section 2.4 Code means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

       Section 2.5 Committee means the Committee described in section 4.1.

       Section 2.6 Company means Home Bancorp of Elgin, Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor thereto.

       Section 2.7 Disability means a condition of total incapacity, mental or physical, for further performance of duty with the Company which the Committee shall have determined, on the basis of competent medical evidence, is likely to be permanent.

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                                      -3-

       Section 2.8  Disinterested  Board  Member means a member of the Board who
(a) is not a current employee of the Company or a subsidiary, (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, (c) has not been an officer of the Company, (d) does not receive remuneration from the Company or a subsidiary, either directly or indirectly, in any capacity other than as a director and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404(a) or (b) of the proxy solicitation rules of the Securities and Exchange Commission. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code or Rule 16b-3 promulgated under the Exchange Act.

       Section 2.9 Effective Date means April 17, 1997.

       Section 2.10 Eligible Director means a member of the board of directors of an Employer who is not also an employee or an officer of an Employer.

       Section 2.11 Eligible Employee means any employee whom the Committee may determine to be a key officer or employee of an Employer and select to receive a grant of an Option pursuant to the Plan.

       Section 2.12 Employer means the Company, the Association and any successor thereto and, with the prior approval of the Board, and subject to such terms and conditions as may be imposed by the Board, any other savings bank, savings and loan association, bank, corporation, financial institution or other business organization or institution. With respect to any Eligible Employer or Eligible Director, the Employer shall mean the entity which employs such person or upon whose board of directors such person serves.

       Section 2.13 Exchange Act means the Securities Exchange Act of 1934, as amended.

       Section 2.14 Exercise Price means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option, determined in accordance with section 5.2.

       Section 2.15 Fair Market Value means, with respect to a Share on a specified date:

              (a) the final  reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the Shares are listed or admitted to trading; or

              (b) if the Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date on the
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                                      -4-

       National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

              (c) if sections 2.15(a) and (b) are not applicable, the fair market value of a Share as the Committee may determine.

       Section 2.16 Family Member means the spouse, parent, child or sibling of an Eligible Director or Eligible Employee.

       Section 2.17 Incentive Stock Option means a right to purchase Shares that is granted to Eligible Employees pursuant to section 6.1, that is designated by the Committee to be an Incentive Stock Option and that is intended to satisfy the requirements of section 422 of the Code.

       Section 2.18 Non-Profit Organization means any organization which is exempt from federal income tax under section 501(c)(3), (4), (5), (6), (7), (8) or (10) of the Internal Revenue Code.

       Section 2.19 Non-Qualified Stock Option means a right to purchase Shares that is granted pursuant to section 5.1 or 6.1. For Eligible Employees, an Option will be a Non-Qualified Stock Option if (a) it is not designed by the Committee to be an Incentive Stock Option, or (b) it does not satisfy the requirements of section 422 of the Code.

       Section 2.20 Option means either an Incentive Stock Option or a Non-Qualified Stock Option.

       Section 2.21 Option Period means the period during which an Option may be exercised, determined in accordance with Section 5.3 and 6.4.

       Section 2.22 OTS Regulations means the regulations issued by the Office of Thrift Supervision and applicable to the Plan, the Association or the Company.

       Section 2.23 Person means an individual, a corporation, a bank, a savings bank, a savings and loan association, a financial institution, a partnership, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

       Section 2.24 Plan means the Home Bancorp of Elgin, Inc. 1997 Stock Option Plan, as amended from time to time.

       Section 2.25 Retirement  means retirement at or after the normal or early
retirement  date  set  forth  in  any  tax-qualified   retirement  plan  of  the
Association.

       Section 2.26 Share means a share of Common Stock, par value $.01 per share, of Home Bancorp of Elgin, Inc.

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                                      -5-

       Section 2.27 Termination for Cause means one of the following:

              (a) for an Eligible Employee who is not an officer or employee of any bank or savings institution regulated by the Office of Thrift Supervision, "Termination for Cause" means termination of employment with the Employer upon the occurrence of any of the following: (i) the employee intentionally engages in dishonest conduct in connection with his performance of services for the Employer resulting in his conviction of a felony; (ii) the employee is convicted of, or pleads guilty or nolo contendere to, a felony or any crime involving moral turpitude; (iii) the employee willfully fails or refuses to perform his duties under any employment or retention agreement and fails to cure such breach within sixty (60) days following written notice thereof from the Employer; (iv) the employee breaches his fiduciary duties to the Employer for personal profit; or (v) the employee's willful breach or violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Employer;

              (b) for an Eligible Employee who is an officer or employee of a bank or savings institution regulated by the Office of Thrift Supervision, "Termination for Cause" means termination of employment for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of this Agreement, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry; provided, however, that such individual shall not be deemed to have been discharged for cause unless and until he shall have received a written notice of termination from the Board, which notice shall be given to such individual not later than five
       (5) business days after the board of directors of the Employer adopts, and shall be accompanied by, a resolution duly approved by affirmative vote of a majority of the entire board of directors of the Employer at a meeting called and held for such purpose (which meeting shall be held not less than fifteen (15) days nor more than thirty (30) days after notice to the individual), at which meeting there shall be a reasonable opportunity for the individual to make oral and written presentations to the members of the board of directors of the Employer, on his own behalf, or through a representative, who may be his legal counsel, to refute the grounds for the proposed determination) finding that in the good faith opinion of the board of directors of the Employer grounds exist for discharging the individual for cause.

                                  ARTICLE III
                                AVAILABLE SHARES

       Section 3.1 Available Shares.

       Subject to section 8.3, the maximum aggregate number of Shares with respect to which Options may be granted at any time shall be equal to the excess of:

              (a) 700,925 Shares; over

              (b) the sum of:
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                                      -6-

                     (i) the number of Shares with  respect to which  previously granted Options may then or may in the future be exercised; plus

                     (ii) the number of Shares with respect to which  previously granted Options have been exercised.

A maximum aggregate of 490,647 Shares may be granted to Eligible Employees and a maximum aggregate of 210,276 Shares may be granted to Eligible Directors. For purposes of this section 3.1, an Option shall not be considered as having been exercised to the extent that such Option terminates by reason other than the purchase of related Shares; provided, however, that for purposes of meeting the requirements of section 162(m) of the Code, no Eligible Employee who is a covered employee under section 162(m) of the Code shall receive a grant of Options in excess of the amount specified under this Section 3.1, computed as if any Option which is cancelled reduced the maximum number of Shares.

                                   ARTICLE IV
                                 ADMINISTRATION

       Section 4.1 Committee.

       The Plan shall be administered by the members of the Compensation Committee of Home Bancorp of Elgin, Inc. who are Disinterested Board Members. If the Committee consists of fewer than two Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members.

       Section 4.2 Committee Action.

       The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company and all other interested parties. Any Person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

       Section 4.3 Committee Responsibilities.

       Subject to the terms and conditions of the Plan and such limitations as may be imposed form time to time by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary

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                                      -7-

or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

              (a) to  interpret  and construe  the Plan,  and to  determine  all questions that may arise under the Plan as to eligibility for participation in the Plan, the number of Shares subject to the Options, if any, to be granted, and the terms and conditions thereof;

              (b) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

              (c) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

                                   ARTICLE V
                      STOCK OPTIONS FOR ELIGIBLE DIRECTORS

       Section 5.1 In General.

       (a) On the Effective Date, each Eligible Director shall be granted an Option to purchase 35,046 Shares.

       (b) Any Option granted under this section 5.1 shall be evidenced by a written agreement which shall specify the number of Shares covered by the Option, the Exercise Price for the Shares subject to the Option and the Option Period, all as determined pursuant to this Article V. The Option agreement shall also set forth specifically or incorporate by reference the applicable provisions of the Plan.

       Section 5.2 Exercise Price.

       The price per Share at which an Option granted to an Eligible Director under section 5.1 may be exercised shall be the Fair Market Value of a Share on the date on which the Option is granted.

       Section 5.3 Option Period.

       (a) Subject to section 5.3(b), the Option Period during which an Option granted to an Eligible Director under section 5.1 may be exercised shall commence on the date the Option is granted and shall expire on the earlier of:

              (i) removal for cause in accordance with the Employer's bylaws; or

              (ii) the last day of the ten-year period commencing on the date on which the Option was granted.

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                                      -7-

       (b) During the Option Period, the maximum number of Shares as to which an outstanding Option may be exercised shall be as follows:

              (i) prior to the first anniversary of the date on which the Plan is approved by shareholders pursuant to section 9.8, the Option shall not be exercisable;

              (ii) on and after the first anniversary, but prior to the second anniversary, of the date on which the Plan is approved by shareholders pursuant to section 9.8, the Option may be exercised as to a maximum of twenty percent (20%) of the Shares subject to the Option;

              (iii) on and after the second anniversary, but prior to the third anniversary, of the date on which the Plan is approved by shareholders pursuant to section 9.8, the Option may be exercised as to a maximum of forty percent (40%) of the Shares subject to the Option, when granted, including in such number any optioned Shares purchased prior to such second anniversary;

              (iv) on and after the third anniversary, but prior to the fourth anniversary, of the date on which the Plan is approved by shareholders pursuant to section 9.8, the Option may be exercised as to a maximum of sixty percent (60%) of the Shares subject to the Option, when granted, including in such number any optioned Shares purchased prior to such third anniversary;

              (v) on and after the fourth anniversary, but prior to the fifth anniversary, of the ate on which the Plan is approved by shareholders pursuant to section 9.8, the Option may be exercised as to a maximum of eighty percent (80%) of the Shares subject to the Option, when granted, including in such number any optioned Shares purchased prior to such fourth anniversary; and

              (vi) on and after the fifth anniversary of the date on which the Plan is approved by shareholders pursuant to section 9.8 and for the remainder of the Option Period, the Option may be exercised as to the entire number of optioned Shares not theretofore purchased;

provided, however, that such an Option shall become fully exercisable, and all optioned Shares not previously purchased shall become available for purchase, on the date of the Option holder's death, Disability or Retirement or upon the date of a Change in Control.

                                   ARTICLE VI
                      STOCK OPTIONS FOR ELIGIBLE EMPLOYEES

       Section 6.1 Size of Option.

       Subject to sections 6.2 and 6.5 and such limitations as the Board may from time to time impose, the number of Shares as to which an Eligible Employee may be granted Options shall be determined by the Committee, in its discretion. Except as provided in section 6.5, the maximum number of Shares that may be optioned to any one individual under this Plan during its entire duration shall be the entire number of Shares available under section 3.1 of the Plan.

       Section 6.2 Grant of Options.

       (a) Subject to the limitations of the Plan, the Committee may, in its discretion grant to an Eligible Employee an Option to purchase Shares. The Option for such Eligible Employees must be designated as either an Incentive Stock Option or a Non-Qualified Stock Option and, if not designated as either, shall be a Non-Qualified Stock Option.

       (b) Any Option granted under this section 6.2 shall be evidenced by a written agreement which shall:

              (i) specify the number of Shares covered by the Option;

              (ii) specify the Exercise  Price,  determined in  accordance  with section 6.3, for the Shares subject to the Option;

              (iii)  specify the Option Period  determined  in  accordance  with section 6.4;

              (iv) set forth specifically or incorporate by reference the applicable provisions of the Plan; and

              (v) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe with respect to an Option granted to an Eligible Employee.

       Section 6.3 Exercise Price.

       The price per Share at which an Option granted to an Eligible Employee shall be determined by the Committee, in its discretion; provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.

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                                      -10-

       Section 6.4 Option Period.

       Subject to section 6.5, the Option Period during which an Option granted to an Eligible Employee may be exercised shall commence on the date specified by the Committee in the Option agreement and shall expire on the date specified in the Option agreement or, if no date is specified, on the earliest of:

              (a) the close of business on the last day of the three-month period commencing on the date of the Eligible Employee's termination of employment with the Employer, other than on account of death or Disability, Retirement or a Termination for Cause;

              (b) the close of business on the last day of the one-year period commencing on the date of the Eligible Employee's termination of employment due to death, Disability or Retirement;

              (c) the date and time when the Eligible Employee ceases to be an employee of the Employer due to a Termination for Cause; and

              (d) the last day of the ten-year period commencing on the date on which the Option is granted.

       Section 6.5 Required Regulatory Provisions.

       Notwithstanding anything contained herein to the contrary:

              (a) no Option shall be granted to an Eligible Employee under the Plan prior to the shareholder approval under section 9.8;

              (b) no Eligible Employee may be granted Options to purchase more than 175,236 Shares;

              (c) each Option granted to an Eligible Employee shall become exercisable as follows:

                     (i) prior to the first anniversary of the date on which the
              Plan is approved by shareholders pursuant to section 9.8, the Option shall be exercisable;

                     (ii) on and after the first  anniversary,  but prior to the second anniversary, of the date on which the Plan is approved by shareholders pursuant to section 9.8, the Option may be exercised as to a maximum of twenty percent (20%) of the Shares subject to the Option when granted;

                     (iii) on and after the second anniversary, but prior to the third anniversary, of the date on which the Plan is approved by shareholders pursuant to section 9.8, the Option may be exercised as to a maximum of
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                                      -11-

              forty percent (40%) of the Shares subject to the Option when granted, including in such forty percent (40%) any optioned Shares purchased prior to such second anniversary;

                     (iv) on and after the third  anniversary,  but prior to the fourth anniversary, of the date on which the Plan is approved by shareholders pursuant to section 9.8, the Option may be exercised as to a maximum of sixty percent (60%) of the Shares subject to the Option when granted, including in such sixty percent (60%) any optioned Shares purchased prior to such third anniversary;

                     (v) on and after the fourth  anniversary,  but prior to the fifth anniversary, of the date on which the Plan is approved by shareholders pursuant to section 9.8, the Option may be exercised as to a maximum of eighty percent (80%) of the Shares subject to the Option when granted, including in such eighty percent (80%) any optioned Shares purchased prior to such fourth anniversary; and

                     (vi) on and  after  the  fifth  anniversary  of the date on which the Plan is approved by shareholders pursuant to section 9.8 and for the remainder of the Option Period, the Option may be exercised as to the entire number of optioned Shares not theretofore purchased;

       provided, however, that such an Option shall become fully exercisable, and all optioned Shares not previously purchased shall become available for purchase, on the date of the Option holder's death, Disability or Retirement or upon a Change in Control; and provided, further, that the Committee may establish a different vesting schedule in a particular case or as a matter of policy.

                     (d) The Option Period of any Option  granted to an Eligible
              Employee hereunder, whether or not previously vested, shall be suspended as of the time and date at which the Option holder has received notice from the Board that his or her employment is subject to a possible Termination for Cause. Such suspension shall remain in effect until the Option holder receives official notice from the Board that he or she has been cleared of any possible Termination for Cause, at which time, the original Exercise Period shall be reinstated without any adjustment for the intervening suspended period. In the event that the Option Period under section 6.4 expires during such suspension, the Company shall pay to the Eligible Employee, within 30 days after his reinstatement as an employee of the Company, damages equal to the value of the expired Options less the Exercise Price of such Options.

                     (e) No Option  granted to an Eligible  Employee  hereunder, whether or not previously vested, shall be exercised after the time and date at which the Option holder's employment with the Employer is terminated in a Termination for Cause.

       Section 6.6 Additional Restrictions on Incentive Stock Options.

       In addition to the limitations of section 7.2, an Option granted to an Eligible Employee designated by the Committee to be an Incentive Stock Option shall be subject to the following limitations:

              (a) If, for any calendar year, the sum of (i) plus (ii) exceeds $100,000, where (i) equals the Fair Market Value (determined as of the date of the grant) of Shares subject to an Option intended to be an Incentive Stock Option which first become available for purchase during such calendar year, and (ii) equals the Fair Market Value (determined as of the date of the grant) of Shares subject to any other options intended to be Incentive Stock Options and previously granted to the same Eligible Employee which first become exercisable in such calendar year, then that number of Shares optioned which causes the sum of (i) and (ii) to exceed $100,000 shall be deemed to be Shares optioned pursuant to a Non-Qualified Stock Option or Non-Qualified Stock Options, with the same terms as the Option or Options intended to be an Incentive Stock Option;

              (b) The Exercise Price of an Incentive Stock Option granted to an Eligible Employee who, at the time the Option is granted, owns Shares comprising more than 10% of the total combined voting power of all classes of stock of the Company shall not be less than 110% of the Fair Market Value of a Share, and if an Option designated as an Incentive Stock Option shall be granted at an Exercise Price that does not satisfy this requirement, the designated Exercise Price shall be observed and the Option shall be treated as a Non-Qualified Stock Option;

              (c) The Option Period of an Incentive Stock Option granted to an Eligible Employee who, at the time the Option is granted, owns Shares comprising more than 10% of the total combined voting power of all classes of stock of the Company, shall expire no later than the fifth anniversary of the date on which the Option was granted, and if an Option designated as an Incentive Stock Option shall be granted for an Option Period that does not satisfy this requirement, the designated Option
       Period shall be observed and the Option shall be treated as a Non-Qualified Stock Option;

              (d) An Incentive Stock Option that is exercised during its designated Option Period but more than:

                     (i) three (3) months after the  termination  of  employment with the Company, a parent or a subsidiary (other than on account of disability within the meaning of section 22(e)(3) of the Code or death) of the Eligible Employee to whom it was granted; and

                     (ii) one (1) year after such  individual's  termination  of employment with the Company, a parent or a subsidiary due to disability (within the meaning of section 22(e)(3) of the Code);

       may be exercised in accordance with the terms but shall at the time of exercise be treated as a Non-Qualified Stock Option; and

              (e) Except with the prior written approval of the Committee, no individual shall dispose of Shares acquired pursuant to the exercise of an Incentive Stock Option until after the later of (i) the second anniversary of the date on which the Incentive Stock Option was granted, or (ii) the first anniversary of the date on which the Shares were acquired.

                                  ARTICLE VII
                              OPTIONS - IN GENERAL

       Section 7.1 Method of Exercise.

       (a) Subject to the limitations of the Plan and the Option agreement, an Option holder may, at any time during the Option Period, exercise his or her right to purchase all or any part of the Shares to which the Option relates; provided, however, that the minimum number of Shares which may be purchased at any time shall be 100, or, if less, the total number of Shares relating to the Option which remain unpurchased. An Option holder shall exercise an Option to purchase Shares by:

              (i) giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his intent to exercise the Option;

              (ii)  delivering to the Committee  full payment,  consistent  with section 7.1(b), for the Shares as to which the Option is to be exercised; and

              (iii) satisfying such other conditions as may be prescribed in the Option agreement.

       (b) The Exercise Price of Shares to be purchased upon exercise of any Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, if and to the extent permitted by the Committee, by one or more of the following: (i) in the form of Shares already owned by the Option holder having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; (ii) by requesting the Company to cancel without payment Options outstanding to such Person for that number of Shares whose aggregate Fair Market Value on the date of exercise, when reduced by their aggregate Exercise Price, equals the aggregate Exercise Price of the Options being exercised; or (iii) by a combination thereof. Payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

       (c) When the requirements of section 7.1(a) and (b) have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate evidencing the Option holder's ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date as of which such Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected, except as may be required under section 8.3.

       Section 7.2 Limitations on Options.

       (a) An Option by its terms shall not be transferable by the Option holder other than to Family Members or Non-profit Organizations or by will or by the laws of descent and distribution and shall be exercisable, during the lifetime of the Option holder, only by the Option holder, a Family Member or a Non-profit Organization. Any such transfer shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and shall be recognized only if such notice is received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Option, all of the rights, privileges and obligations which would attach thereunder to the transferor if the Option were issued to such transferor. If a privilege of the Option depends on the life, employment or other status of the transferor, such privilege of the Option for the transferee shall continue to depend on the life, employment or other status of the transferor. The Committee shall have full and exclusive authority to interpret and apply the provisions of this Plan to transferees to the extent not specifically described herein. Notwithstanding the foregoing, an Incentive Stock Option is not transferable by an Eligible Employee other than by will or the laws of descent and distribution, and is exercisable, during his lifetime, solely by him.

       (b) The Company's obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

                                  ARTICLE VIII
                            AMENDMENT AND TERMINATION

       Section 8.1 Termination.

       The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee. Unless sooner terminated, the Plan shall terminate automatically on the day preceding the tenth anniversary of the Effective Date. In the event of any suspension or termination of the Plan, all Options theretofore granted under the Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Option agreements evidencing such Options.

       Section 8.2 Amendment.

       The Board may amend or revise the Plan in whole or in part at any time; provided, however, that, to the extent required to comply with section 162(m) of the Code, no such amendment or revision shall be effective if it amends a material term of the Plan unless approved by the holders of a majority of the voting Shares of Home Bancorp of Elgin, Inc.; and provided, further, that no such amendment shall result in non-compliance with any applicable OTS Regulation.

       Section 8.3 Adjustment in the Event of a Business Reorganization.

       (a) In the event of any merger, consolidation, or other business reorganization in which the Company is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of Shares held by each Person who is then a holder of record of Shares, the number of Shares covered by each outstanding Option and the number of Shares available pursuant to section 3.1 shall be adjusted to account for such event. Such adjustment shall be effected by multiplying such number of Shares by an amount equal to the number of Shares that would be owned after such event by a Person who, immediately prior to such event, was the holder of record of one Share, and the Exercise Price of the Options shall be adjusted by dividing the Exercise Price by such number of Shares; provided, however, that the Committee may, in its discretion, establish another appropriate method of adjustment.

       (b) In the event of any merger, consolidation, or other business reorganization in which the Company is not the surviving entity, any Options granted under the Plan which remain outstanding, whether or not exercisable, may be canceled as of the effective date of such merger, consolidation, business reorganization, liquidation or sale by the Board upon 30 days' written notice to the Option holder; provided, however, that on or as soon as practicable following the date of cancellation, each Option holder shall receive a monetary payment in such amount, or other property of such kind and value, as the Board determines in good faith to be equivalent in value to the Options that have been canceled.

       (c) In the event that the Company shall declare and pay any dividend with respect to Shares (other than a dividend payable in Shares) which results in a nontaxable return of capital to the holders of Shares for federal income tax purposes or otherwise than by dividend makes distribution of property to the holders of its Shares, the Company shall, in the discretion of the Committee, either:

              (i) make an equivalent payment to each Person holding an outstanding Option as of the record date for such dividend. Such payment shall be made at substantially the same time, in substantially the same form and in substantially the same amount per optioned Share as the dividend or other distribution paid with respect to outstanding Shares; provided, however, that if any dividend or distribution on outstanding Shares is paid in property other than cash, the Company, in the Committee's discretion, may make such payment in a cash amount per optioned Share equal in fair market value to the fair market value of the non-cash dividend or distribution; or

              (ii) adjust the Exercise Price of each outstanding Option in such manner as the Committee may determine to be appropriate to equitably reflect the payment of the dividend; or

              (iii) take the action described in section 8.3(c)(i) with respect to certain outstanding Options and the action described in section 8.3(c)(ii) with respect to the remaining outstanding Options;

provided, however, that no such action shall be taken without the approval of the Office of Thrift Supervision until the stockholders of the Company have voted to approve the provisions of this section 8.3(c) by a majority of the votes cast in a vote taken after September 26, 1997.

                                   ARTICLE IX
                                  MISCELLANEOUS

       Section 9.1 Status as an Employee Benefit Plan.

       This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

       Section 9.2 No Right to Continued Employment.

       Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Director or Eligible Employee any right to a continuation of his or her position as a director or employee of the Company. The Employers reserve the right to remove any Eligible Director or dismiss any Eligible Employee or otherwise deal with any Eligible Director or Eligible Employee to the same extent as though the Plan had not been adopted.

       Section 9.3 Construction of Language.

       Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or section number shall refer to an Article or section of this Plan unless otherwise indicated.

       Section 9.4 Governing Law.

       The Plan shall be construed, administered and enforced according the laws of the State of Illinois without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law. The Plan shall be construed to comply with applicable OTS Regulations.

       Section 9.5 Headings.

       The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

       Section 9.6 Non-Alienation of Benefits.

       The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts, except to the extent provided in a qualified domestic relations order as defined in section 414(p) of the Code.

       Section 9.7 Taxes.

       The Company shall have the right to deduct from all amounts paid by the Company in cash with respect to an Option under the Plan any taxes required by law to be withheld with respect to such Option. Where any Person is entitled to receive Shares pursuant to the exercise of an Option, the Company shall have the right to require such Person to pay the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

       Section 9.8 Approval of Shareholders.

       The Plan shall not be effective or implemented unless approved by shareholders of Home Bancorp of Elgin, Inc. as follows:

              (a) if, prior to the one year anniversary of the stock conversion of Home Federal Savings and Loan Association of Elgin to stock form, the Plan is, approved by the holders of a majority of the total votes eligible to be cast at any duly called annual or special meeting of the Company, the Plan shall be effective as of the date of such approval; and

              (b) if subsequent to the one year anniversary of such conversion, the Plan is approved by the affirmative vote of the holders of a majority of Shares present or represented by proxy at the meeting and entitled to vote at an annual or special meeting at which a quorum is present, the Plan shall be effective as of the date of such approval.

Shareholder approval shall not be obtained at an annual or special meeting earlier than six months following such conversion unless permitted by the Office of Thrift Supervision. No Option shall be granted prior to shareholder approval of the Plan.

       Section 9.9 Notices.

       Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specified to the other party:

              (a) If to the Committee:

                  Home Bancorp of Elgin, Inc.
                  16 North Spring Street
                  Elgin, Illinois  60010

                  Attention:  Corporate Secretary

              (b) If to an Option holder, to the Option holder's address as shown in the Employer's records.